UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Touchstone Strategic Trust

(Name of Registrant as Specified In Its Charter)

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July 31, 2023

Touchstone Dynamic Allocation Fund

DEAR SHAREHOLDER,

As a shareholder in Touchstone Dynamic Allocation Fund ("Target Fund"), you recently received a proxy communication via e-mail or a Proxy Statement/Prospectus and proxy card(s) in the mail in connection with the Special Meeting of Shareholders to be held on August 29, 2023.

Shareholders are being asked to consider and approve the Reorganization of the Target Fund to an exchange- traded fund (ETF). If shareholder approval is obtained, the Target Fund will be converted into the Touchstone Dynamic International ETF ("Acquiring ETF"). The Proxy Statement/Prospectus includes additional detail with respect to the Reorganization and the Acquiring ETF.

After careful consideration, your Touchstone Board of Trustees recommends shareholders vote FOR the Reorganization proposal. It is important that you exercise your right to vote. Please take a moment to sign, date and mail the enclosed proxy card in the pre-paid envelope or follow the instructions below to vote by internet or telephone.

Your Target Fund has a unique shareholder base that is predominantly owned by retail investors. You and your fellow shareholders will have a substantial positive impact on the vote if you act early. Please see voting instructions below:

Vote by Phone by calling 1-888-575-2251 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10am to 11pm Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.

:Vote by Internet by visiting the internet address on the enclosed card and following the instructions.

*Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Morrow Sodali Fund Solutions ("MSFS") at 1-888-575-2251. Please note that an MSFS representative may call you to assist in voting.

Thank you,

E.BLAKE MOORE, JR. PRESIDENT,

TOUCHSTONE STRATEGIC TRUST

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